Boxlight Announces Acquisition of EOS Education

Purchase Expands Consulting and Professional Development Offerings

LAWRENCEVILLE, GA, September 24, 2018 — Boxlight Corporation (Nasdaq: BOXL), a leading provider of interactive technology solutions for the global education market, today announced it has completed the acquisition of EOSEDU, LLC (“EOS Education”), a consulting and professional development company for the K-12 education market. Boxlight acquired EOS Education for 100,000 shares of Boxlight common stock.

“This addition is part of our continued effort to provide the most comprehensive solution suite in the education technology marketplace,” said Mark Elliott, CEO of Boxlight. “For technology integrations to be successful, teachers need proper training, ongoing professional development and support. By adding the EOS Education team we can immediately fill that need and provide a more robust portfolio of end-to-end services which compliment our hardware and software solutions, giving educators the training they need to fully leverage the technology’s full range of possibilities.”

With the acquisition, it’s expected that Boxlight’s professional services division will produce as much as 10 percent of its total revenues with gross profit margins greater than 50 percent. It also brings significant management talent to Boxlight by adding Daniel Leis and Dr. Aleksandra Leis. Together, with decades of experience managing high-growth professional services businesses in emerging markets and sectors, they will bring an incredible synergy to Boxlight. Daniel will fill the role of Vice President of Global Services for Boxlight while Aleksandra will continue in her role as the CEO of EOS Education, which will now be a wholly owned subsidiary of Boxlight.

“Boxlight and EOS share a common vision of providing the right mix of tools and services to meet the evolving needs of educators and their students. We are excited to build upon the deep relationships Boxlight has with its clients and partners to ultimately deliver long-term value that benefits teachers and students,” said Daniel Leis.

Dr. Aleksandra Leis added, “For years, EOS’ professional development programs have helped improve the effectiveness of teachers and increase engagement of students. Joining Boxlight gives us a pathway to dramatically increase our reach globally and the human and capital resources to continue our mission of supporting teachers as they leverage technology to improve student outcomes.”

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”) is a leading provider of technology solutions for the global education market. The company aims to improve learning and engagement in classrooms and to help educators enhance student outcomes, by developing the products they need. The company develops, sells, and services its integrated, interactive solution suite including software, classroom technologies, professional development and support services. For more information about the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, competition in the industry, etc. Boxlight encourages you to review other factors that may affect its future results in Boxlight’s filings with the Securities and Exchange Commission.

Contacts:

Media

Charlotte Andrist

Nickel Communications

+1 770-310-5244

charlotte@nickelcommpr.com

Investor Relations

Michael Pope, Boxlight Corporation

+1 360-464-4478

michael.pope@boxlight.com

Laura Bainbridge, Addo Investor Relations

+1 310-829-5400

investor.relations@boxlight.com

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